Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, John Thievon, President and Chief Executive Officer (principal executive officer) of MiddleBrook Pharmaceuticals, Inc. (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2008 of the Registrant (the “Report”), that:
     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JOHN THIEVON
Name:	John Thievon
Title:	President and Chief Executive Officer
Date:	November 14, 2008